Exhibit 3.7

CERTIFICATE OF INCORPORATION

OF

FELDMUHLE ACQUISITION INC.

ARTICLE I

NAME

The name of the Corporation is Feldmuhle Acquisition Inc.

ARTICLE II

REGISTERED OFFICE AND REGISTERED AGENT

The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle.  The name and address of the Corporation’s registered agent is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19901.

ARTICLE III

CORPORATE PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

CAPITAL STOCK

The total number of shares of capital stock that the Corporation shall have authority to issue is one hundred (100) shares, which shall be shares of Common Stock with the par value of one hundred dollars ($100.00) each.

ARTICLE V

ADOPTION OF BYLAWS

The Board of Directors of the Corporation shall have the power to make, alter, amend, add to or repeal the bylaws of the Corporation.

ARTICLE VI

LIABILITY OF DIRECTORS

To the fullest extent permitted by the Delaware General Corporation Law as it presently exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation for monetary damages for breach of fiduciary duty as a director.

ARTICLE VII

ELECTION OF DIRECTORS

Election of directors may be conducted by written ballot, voice vote, or such other method as the bylaws may provide or as may be approved by resolution of the Board of Directors.

ARTICLE VIII

RESERVATION OF RIGHT TO AMEND
CERTIFICATE OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provisions contained in this Certificate of Incorporation in the manner now or hereafter prescribed by law and all the provisions of this Certificate of Incorporation and all rights and powers conferred in this Certificate of Incorporation on stockholders, directors and officers are subject to this reserved power.

ARTICLE IX

INCORPORATOR

The name and mailing address of the Incorporator is as follows:

Mitchell B. Reiss

Covington & Burling

1201 Pennsylvania Ave., N.W.

P.O. Box 7566

Washington, D. C.  20044

2

I, THE UNDERSIGNED, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate of Incorporation hereby declaring and certifying that the facts herein stated are true and, accordingly, have hereunto set my hand this 25th day of June, 1990.

/s/ Mitchell B. Reiss
Mitchell B. Reiss

3

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 10:00 AM 12/30/1991
920035161 - 2243536

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING
CERAMX CORPORATION

INTO
FELDMUHLE ACQUISITION INC.

AND

CHANGING THE NAME OF
FELDMUHLE ACQUISITION INC.

TO

CERAMX CORPORATION

(PURSUANT TO SECTION 253 OF THE GENERAL
CORPORATION LAW OF DELAWARE)

FELDMUHLE ACQUISITION INC., a Delaware corporation (the “Corporation”), does hereby certify:

FIRST: That the Corporation is incorporated pursuant to the General Corporation Law of the State of Delaware, the provisions of which permit the merger of a subsidiary corporation organized and existing under the laws of said State into a parent corporation organized and existing under the laws of said State.

SECOND:  That the Corporation owns all of the outstanding shares of the Capital Stock. $0.01 par value per share, of CERAMX CORPORATION, a corporation incorporated on the 3rd day of February, 1987, pursuant to the General Corporation Law of the State of Delaware, and having no class of stock outstanding other than said Capital Stock.

THIRD:  That the Corporation, by the following resolutions of its Board of Directors, duly adopted at a duly constituted meeting of the members thereof, on August 30, 1991, and by the unanimous written consent of the Board of Directors, duly executed on December 27th 1991 determined to, and effective as of its filing with the Secretary of State, hereby does, merge said CERAMX CORPORATION with and into itself:

WHEREAS, the Board of Directors of the Corporation deems it advisable and in the best interests of the Corporation to merge its wholly-owned subsidiary CERAMX CORPORATION, a Delaware Corporation, with and into the Corporation; and

WHEREAS, the Corporation is the legal and beneficial owner of all of the outstanding shares of capital stock, $0.01 par value per share (the “Common Stock”), of said CERAMX CORPORATION; and

WHEREAS, said Common Stock is the only issued and outstanding class of stock of said CERAMX CORPORATION;

NOW, THEREFORE, BE IT RESOLVED, that pursuant to the provisions of Section 253 of the General Corporation Law of the State of Delaware and upon the terms and conditions set forth below, the officers of the Corporation be, and they hereby are, authorized and directed to cause the merger of the Corporation’s wholly-owned subsidiary CERAMX CORPORATION with and into the Corporation, with the Corporation as the surviving corporation assuming all of the liabilities and obligations of such subsidiary;

FURTHER RESOLVED, that said merger shall become effective upon its filing with the Secretary of State;

FURTHER RESOLVED, that immediately upon the effectiveness of said merger, the Corporation’s name shall be changed to CERAMX CORPORATION;

FURTHER RESOLVED, that the officers of the Corporation be, and they hereby are, authorized and directed to make, execute and acknowledge a Certificate of Ownership and Merger setting forth a copy of the resolution to merge said CERAMX CORPORATION into this Corporation, to assume said subsidiary’s liabilities and obligations and the date of adoption thereof, and to change the name of the Corporation to CERAMX CORPORATION, and to file the same in the office of the Secretary of State of Delaware and a certified copy thereof in the Office of the Recorder of Deeds of Kent and New Castle Counties;

FOURTH:  That the name of FELDMUHLE ACQUISITION INC. is hereby changed to CERAMX CORPORATION.

IN WITNESS WHEREOF, said FELDMUHLE ACQUISITION INC. has caused this Certificate to be signed by ECKEHARDT HAMANN, President and Chairman of the Board, and attested by DOUGLAS EHNEN, its Secretary, this 27th day of December, 1991.

FELDMUHLE ACQUISITION INC.

		By:	/s/ E. Hamann
E. Hamann
President and
Chairman of the Board

ATTEST:	/s/ Douglas Ehnen
Douglas Ehnen

2

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 09/30/1996
960283678 - 2243538

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION

OF

CERAMX CORPORATION

Effective September 30, 1996

I, the undersigned, being an officer of Ceramx Corporation, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”),

DO HEREBY CERTIFY AS FOLLOWS:

FIRST:                   That the name of the Corporation is Ceramx Corporation.

SECOND:             That the board of directors and the stockholders of the Corporation have adopted, by due action pursuant to Section 242 of the Delaware General Corporation Law, a change of the name of the Corporation as indicated below.

THIRD:                  That the new name of the Corporation shall be CeramTec North America Innovative Ceramic Engineering Corporation.

FOURTH:              That such change of name of the Corporation shall be effective
September 30, 1996.

IN WITNESS WHEREOF, I have hereunto affixed my signature this 26 day of September, 1996.

/s/ Hubert Wyzlic
[Notary Public Seal]	Hubert Wyzlic
President